EXHIBIT 10.4

COMMITMENT AGREEMENT

THIS COMMITMENT AGREEMENT to purchase preferred stock (this “Agreement”) is entered into as of May 25, 2012, by and between LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (the “Company”), PEGASUS CAPITAL ADVISORS, L.P., a Delaware limited partnership (“PCA”), PEGASUS PARTNERS IV, L.P., a Delaware limited partnership (“PPIV”), PCA LSG Holdings, LLC, a Delaware limited liability company (“PCA Holdings”) and LSGC Holdings II LLC, a Delaware limited liability company (“Holdings II” and together with PCA, PPIV and PCA Holdings, the “Investors”).

WHEREAS, the Company desires to sell to the Investors and the Investors desire to commit to purchase (the “Commitment”) 21,131 shares of the Company’s Series I Preferred Stock, par value $0.001 per share (“Series I Preferred Stock”) or, in the case of assignment to a non-affiliated third party, shares of Series I Preferred Stock or Series H Preferred Stock, par value $0.001 per share (the “Series H Preferred Stock,” and such 21,131 shares less (i) any shares of Series H Preferred Stock sold by the Company after the date first written above and (ii) any shares of Series I Preferred Stock sold by the Company after the date first written above, and in each of the case of clauses (i) and (ii), solely after the time that the Company has received in the aggregate $67,069,000.00 in total proceeds from the sale of Series H Preferred Stock and/or Series I Preferred Stock to RW LSG Holdings, LLC and other investors on the date first written above, are referred to herein as the “Commitment Shares”); and

WHEREAS, the Investors have agreed to purchase all, but not less than all, of the unpurchased Commitment Shares no later than the four-month anniversary of the date hereof (the “Maturity Date”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Purchase and Sale of Commitment Shares.

a. At any time and from time to time (each a “Transaction Date”) on or prior to the Maturity Date, each Investor or its Assignees (as defined below) (each, an “Exercising Purchaser”) may give notice (a “Transaction Notice”), a form of which is attached hereto as Exhibit A, of its election to purchase all or less than all of the unpurchased Commitment Shares (in the form of Series I Preferred Stock if by an Investor or its affiliates, or in the form of Series H Preferred Stock or Series I Preferred Stock if by a third party assignee) by (x) executing a subscription agreement reasonably acceptable to the Company and the Exercising Purchaser (a “Preferred Subscription Agreement”) and having substantially the same representations and warranties and indemnities as those set forth in that certain Preferred Stock Subscription Agreement, dated as of the date first written above, by and between the Company, RW LSG Holdings LLC and certain other parties signatories thereto, and substantially the same covenants as those set forth in Sections 4(b), 4(d) and 4(h) thereof (provided, that if such Exercising Purchaser is an Investor or an affiliate of an Investor, such indemnities shall not cover or be in respect of breaches or inaccuracies of any representations, warranties, covenants or obligations of the Company to the extent directly caused by the fraud, bad faith or willful misconduct of that Investor or any of its affiliates (other than the Company or its subsidiaries) in its individual capacity, rather than indirectly through the Company or its subsidiaries) and (y) fulfilling all of its obligations to purchase thereunder; provided, that (i) a Transaction Notice for more than the number of unpurchased Commitment Shares shall be deemed to be for all (but not more than all) of the unpurchased Commitment Shares and the aggregate purchase price therefor shall be adjusted accordingly and (ii) to the extent that the Company cannot make representations and warranties as of the effective date of a Preferred Subscription Agreement, the Company shall make such representations and warranties as of the date of this Agreement; provided, further, however, that notwithstanding anything herein to the contrary, the failure of the Company, the Investors and/or such Assignee to execute a subscription agreement with respect to the Commitment Shares unpurchased as of the Maturity Date shall not in any way relieve the obligation of the Investors to purchase or cause to be purchased such shares as forth in Section 2 on the Maturity Date. The price per Commitment Share shall be equal to $1,000.00 per share (the aggregate price for all such Commitment Shares is referred to herein as the “Purchase Price”).

b. On each Transaction Date, pursuant to the associated Transaction Notice, the Exercising Purchaser shall purchase from the Company and the Company shall sell to the Exercising Purchaser the number of Commitment Shares set forth in the applicable Transaction Notice in accordance with the terms and conditions of this Agreement and the applicable Preferred Subscription Agreement.

2. Maturity of the Commitment; Commitment to Purchase Commitment Shares. On the Maturity Date, the Investors shall purchase or cause to be purchased all unpurchased Commitment Shares for the Purchase Price.

3. Assignment of the Right to Purchase Commitment Shares. Subject to applicable law, at any time and from time to time, without the prior consent of the Company, the Investors may, from and after the time that that the Company has received in the aggregate $67,069,000.00 in total proceeds from the sale of Series H Preferred Stock and/or Series I Preferred Stock to RW LSG Holdings, LLC and other investors, assign all or less than all of the right to purchase Commitment Shares hereunder to any other person (an “Assignee”); provided, that such assignment shall not relieve the Investors of any of their respective obligations hereunder.

4. Company Representations and Warranties. The Company represents and warrants to Investor that as of the date hereof:

a. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and carry on its business as presently conducted.

b. The issuance, sale and delivery of the Commitment Shares in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Company.

c. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

d. After giving pro forma effect to the transactions contemplated hereby, Schedule 4(d) attached hereto sets forth, as of the close of business on the business day immediately preceding the date hereof, a true, complete and correct listing of all the Company’s outstanding: (i) shares of the Company’s common stock and (ii) securities convertible into or exchangeable for shares of the Company’s common stock (the “Derivative Securities”), including the applicable exercise price of such Derivative Securities, other than any Derivative Securities issued pursuant to the Company’s Amended and Restated Equity-Based Compensation Plan or the Company’s 2011 Employee Stock Purchase Plan (the “Management Equity”). Except as set forth in Schedule 4(d) and except for any Management Equity, the Company has no other outstanding equity securities.

e. SEC Reports; Financial Statements

i. As of its filing date, the Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 16, 2012, as amended by the Forms 10-K/A filed by the Company with the SEC on April 30, 2012, and May 3, 2012 (the “Company SEC Documents”), complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Sarbanes-Oxley Act of 2002, as the case may be, including, in each case, the rules and regulations promulgated thereunder.

ii. Except to the extent that information contained in the Company SEC Documents has been revised or superseded by a document the Company subsequently filed with the SEC, the Company SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

iii. The financial statements (including the related notes thereto) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended, all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since April 16, 2012, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, the rules of the SEC or policy or applicable law.

iv. Since April 16, 2012, there has been no material and adverse change or development, or event involving such a prospective change, in the condition, business, properties or results of operations of the Company and its subsidiaries.

f. The Company agrees and acknowledges that the Commitment Shares acquired by Investor or its affiliates are subject to that certain Amended and Restated Registration Rights Agreement, dated as of January 23, 2009, as amended as of the date first written above, by and between the Company and Pegasus Partners IV, L.P., and that the Commitment Shares (including each of their components), and any securities exchanged therefor, shall constitute Registrable Securities (as defined therein).

g. The offer and sale of the Commitment Shares by the Company to Investor or its Assignees, as applicable, in the manner contemplated by this Agreement will be exempt from the registration requirements of the 1933 Act.

h. The Company has complied in all material respects with the covenants set forth in (i) that certain Loan and Security Agreement, dated as of November 22, 2010, by and among the Company, the guarantors and lenders from time to time party thereto, Wells Fargo Bank, National Association, as agent, (or its successor) and Wells Fargo Capital Finance, LLC, as sole lead arranger, manager and bookrunner (or its successor) (the “Wells Facility”), including without limitation Section 4 thereof, and (ii) that certain Second Lien Letter of Credit, Loan and Security Agreement, dated September 20, 2011, by and among the Company, as borrower, the guarantors and lenders party from time to time thereto and Ares Capital Corporation, as agent (the “LC Facility” and together with the Wells Facility, the “Debt Facilities”). Immediately following the consummation of the transactions contemplated hereby, the Company will be in compliance in all material respects with the covenants set forth in the Debt Facilities. Immediately following the repayment of any Consideration as required under Section 9.7(b)(iii)(D) of the Wells Facility, the Company will be able to redraw amounts equal to at least such Consideration.

5. Investor Representations and Warranties. Each Investor severally and not jointly represents and warrants to the Company that as of the date hereof:

a. Investor has the full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder, and to purchase, acquire and accept delivery of the Commitment Shares.

b. The Commitment Shares to be acquired by the Investor are for its own account and are not being acquired with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws.

c. Investor has, and will have on the Maturity Date, access to sufficient funds to consummate the transactions contemplated hereby, including to pay the Purchase Price and the fees and expenses of Investor related to the transactions contemplated hereby. There are no circumstances or conditions that could reasonably be expected to prevent or substantially delay the availability of such funds at the Maturity Date.

d. Investor will not make any sale, transfer or other disposition of the Commitment Shares in violation of the 1933 Act, the 1934 Act, as amended, the rules and regulations promulgated thereunder or any applicable state securities laws.

e. Investor is sophisticated in financial matters and is able to evaluate the risks and benefits of an investment in the Commitment Shares. Investor understands and acknowledges that such investment is a speculative venture, involves a high degree of risk and is subject to complete risk of loss. Investor has carefully considered and has, to the extent Investor deems necessary, discussed with Investor’s professional legal, tax, accounting and financial advisers the suitability of its investment in the Commitment Shares.

f. Investor is able to bear the economic risk of its investment in its Commitment Shares for an indefinite period of time because the Commitment Shares have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available. Investor: (i) understands and acknowledges that the Commitment Shares being issued to Investor have not been registered under the 1933 Act, nor under the securities laws of any state, nor under the laws of any other country and (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to Investor or the fairness of the terms of its investment in the Commitment Shares.

g. Investor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Commitment Shares and has had full access to such other information concerning the Company as has been requested.

h. This Agreement constitutes the legal, valid and binding obligation of Investor, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Investor does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Investor is a party or any judgment, order or decree to which Investor is subject.

i. Investor became aware of the offering of the Commitment Shares other than by means of general advertising or general solicitation.

j. Investor is an “accredited investor” as that term is defined under the 1933 Act and Regulation D promulgated thereunder, as amended by Section 413 of the Private Fund Investment Advisers Registration Act of 2010 and any applicable rules or regulations or interpretations thereof promulgated by the SEC or its staff.

k. Investor acknowledges that the certificates for the Commitment Shares will contain a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH AN OFFER, SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.”

Subject to any lock-up or other similar agreement that may apply to the Commitment Shares, the requirement that the Commitment Shares contain the legend set forth in clause (j) above shall cease and terminate upon the earlier of (i) when such shares are transferred pursuant to Rule 144 under the 1933 Act or (ii) when such securities are transferred in any other transaction if the transferor delivers to the Company a written opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company) to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the 1933 Act upon any sale or other disposition of such securities without registration thereunder. Upon the consummation of an event described in (i) or (ii) above, the Company, upon surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend.

6. Indemnification by the Company. The Company shall save, defend, indemnify and hold harmless each Investor and its affiliates and each of their respective partners, managers equityholders, officers, directors, employees, agents, advisors and affiliates and the respective representatives, successors and assigns of each of the foregoing from and against any and all losses, damages, liabilities, deficiencies, claims, diminution of value, interest, awards, judgments, penalties, costs and expenses (including attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to any breach of any representation, warranty or covenant made by the Company and contained in this Agreement and the schedule hereto.

7. General Provisions.

a. Choice of Law. The laws of the State of Delaware without reference to the conflict of laws provisions thereof, will govern all questions concerning the construction, validity and interpretation of this Agreement.

b. Amendment and Waiver; Third Party Beneficiaries. The provisions of this Agreement may be amended and waived only with the prior written consent of RW LSG Holdings LLC, the Company and Investor. RW LSG Holdings LLC shall be a third party beneficiary of this Agreement and shall have the right to enforce all of the rights and benefits set forth herein on behalf of the Company.

c. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute a single agreement.

d. Delivery by Facsimile or Email. This Agreement, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

e. Headings. The headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

f. Assignment. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns; provided, that the Company may not assign any of its rights or obligations under this Agreement without the prior written consent of Investor.

g. Termination. Each party’s rights and obligations under this Agreement shall terminate upon a Change of Control (as defined in the Series H Preferred Stock Certificate of Designation of the Company, as may be amended from time to time) of the Company.

h. Remedies. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that, RW LSG Holdings LLC, the Company and each Investor shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which RW LSG Holdings, LLC, the Company and each Investor is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement when expressly available pursuant to the terms of this Agreement and to enforce specifically the terms and provisions of this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

COMPANY:

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Gregory T. Kaiser
Name:	Gregory T. Kaiser
Title:	Chief Financial Officer

Signature Page to Commitment Agreement

INVESTOR:

PEGASUS CAPITAL ADVISORS, L.P.

By:	Pegasus Capital Advisors GP, LLC, its general partner

By:	/s/ Steven Wacaster
Name:	Steven Wacaster
Title:	Vice President

[Signature Page to Commitment Agreement]

PEGASUS PARTNERS IV, L.P.

By:	Pegasus Investors IV, L.P., its general partner

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	General Counsel and Secretary

[Signature Page to Commitment Agreement]

LSGC HOLDINGS II LLC

By:	Pegasus Partners IV, L.P., its managing member

By:	Pegasus Investors IV, L.P., its general partner

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	General Counsel and Secretary

[Signature Page to Commitment Agreement]

PCA LSG HOLDINGS, LLC

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	General Counsel and Secretary

[Signature Page to Commitment Agreement]

Exhibit A

[Exhibit A]